                                                                                         [GULFMARK OFFSHORE, INC. LOGO]

                                                                                          Notice of
                                                                                          Annual Meeting of
                                                                                          Stockholders and
                                                                                          Proxy Statement

                    Annual Meeting

                    May 10, 2004
                    The Benjamin Hotel
                    Morrison Room
                    125 East 50th Street
                    New York, New York 10022

GULFMARK OFFSHORE, INC.

4400 Post Oak Parkway, Suite 1170
Houston, Texas 77027-3414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the "Company") will be held in the Benjamin Hotel, Morrison Room, 125 East 50th Street, New York, New York 10022, on Monday, May 10, 2003 at 2:00 P.M., Eastern Daylight Time, for the following purposes:

     1.    To elect a Board of seven (7) directors.

     2.    To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004.

     3.    To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

     You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                                                                                          By Order of the Board of Directors

                                                                                          /s/ Edward A. Guthrie
                                                                                          Edward A. Guthrie
                                                                                          Secretary

Date:    April 2, 2004

GULFMARK OFFSHORE, INC.

4400 Post Oak Parkway, Suite 1170
Houston, Texas 77027-3414

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2004

     The accompanying proxy is solicited by GulfMark Offshore, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Monday, May 10, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

     The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed.

     Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

     Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs of soliciting proxies. Proxies will be solicited principally by mail but may also be solicited by directors, officers and regular employees of the Company, without additional compensation.

     This proxy statement was first sent or given to stockholders on or about April 2, 2004.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 10, 2004 is the close of business on March 15, 2004 (hereinafter called the "Record Date"). As of the Record Date there were 20,036,120 shares of the Company's common stock (the "Common Stock") issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

     The following table sets forth certain information with respect to each person who at March 15, 2004, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address of Beneficial Owner	No. Shares Beneficially Owned(1)	Percent of Class
------------------------------------------------------------------------	-----------------------------------	----------
Lehman Brothers Holdings Inc.(2) 399 Park Avenue, 9th Floor New York, New York 10022	4,060,452	20.27%
Estabrook Capital Management LLC(3) 1633 Broadway, 30th Floor New York, New York 10019	1,409,262	7.03%
FleetBoston Financial Corporation(4) 101 Federal Street Boston, Massachusetts 02110	1,262,290	6.30%
Royce & Associates(5) 1414 Avenue of the Americas New York, New York 10019	1,232,100	6.15%

      (1)Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

      (2) The information shown above was obtained from the Schedule 13D dated March 18,2002, as filed with the SEC by Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. has sole voting power and sole investment power over the shares. The amount of shares was increased at June 28, 2002 when the Company completed a stock split. See also "Security Ownership of Directors and Officers" with respect to Messrs. Butters and Millard, directors of the Company.

      (3)The information shown above was obtained from Estabrook Capital Management LLC with shares at March 15, 2004. Estabrook Capital Management LLC acts as an investment advisor and in such capacity has sole voting power and sole investment power over the shares.

      (4)The information shown above was obtained from the Schedule 13G dated February 13, 2004 as filed with the SEC by FleetBoston Financial Corporation.

      (5)The information shown above was obtained from the Schedule 13D dated February 3, 2004 as filed with the SEC by Royce & Associates.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of March 15, 2004, the number and percentage of Common Stock (split-effected) beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

Name	Common Stock Subject to Restricted Stock Awards(1)	Common Stock Subject to Currently Exercisable Options(2)	Other Common Stock Beneficially Owned(3)		Total Common Stock Beneficially Owned	Percent of Class(4)	Units Equivalent to Common Stock(5)	Total Interest in Common Stock and Unit Equivalent
----------------------------	--------------	--------------	--------------		--------------	---------	--------------	--------------
David J. Butters	—	89,138	440,474	(6)(9)	529,612	2.63%	5,355	534,967
Peter I. Bijur	—	—	5,000		5,000	—	133	5,133
Marshall A. Crowe	—	40,000	39,538		79,538	—	—	79,538
Louis S. Gimbel, 3rd	—	40,000	360,888	(7)	400,888	2.00%	988	401,876
Sheldon S. Gordon	—	40,000	15,000		55,000	—	5,962	60,962
Robert B. Millard	—	40,000	513,112	(9)	553,112	2.76%	4,835	557,947
Bruce A. Streeter	10,000	441,286	70,759		522,045	2.55%	9,291	531,336
Edward A. Guthrie	5,000	140,000	23,928		168,928	—	10,271	179,199
John E. (Gene) Leech	5,000	207,978	54,138	(8)	267,116	1.32%	10,268	277,384
David D.E. Kenwright	3,000	23,332	4,659		30,991	—	9,369	40,360
Kevin D. Mitchell	750	71,656	2,496		74,902	—	3,274	78,178
All directors and officers as a group (11 persons)	23,750	1,133,390	1,529,992		2,687,132	12.69%	59,747	2,746,879

      (1)Includes Common Stock held for executive officers pursuant to restricted stock awards issued under various incentive plans maintained by the Company. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.

      (2)Includes currently exercisable stock options issued under various incentive plans maintained by the Company. The beneficial owner has no voting power or investment power with respect to these shares prior to exercising the options.

      (3)Unless otherwise indicated below, beneficial ownership of the Common Stock reported in the table includes both sole voting power and sole investment power, or voting power and investment power that is shared with the spouse and/or minor children of the director or executive officer. Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

      (4)Percentage based solely on Total Common Stock Beneficially Owned. Less than one percent unless otherwise indicated.

      (5)Each director and officer of the Company can participate in the Deferral Plan.

      (6)Includes 86,800 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 80,400 shares beneficially owned by Mr. Butters' wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

      (7)Includes 30,420 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.

      (8)Includes 1,200 shared beneficially owned by Mr. Leech's children, and with respect to which shares Mr. Leech has shared voting and dispositive power.

      (9)Messrs. Butters and Millard are Managing Directors of Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings Inc., the beneficial owner of 4,060,452 shares of Common Stock, representing 20.27% of the outstanding shares of such Common Stock. These shares are excluded from the shares shown as beneficially owned by Messrs. Butters and Millard in the table above. Although they disclaim beneficial ownership of these shares, through a partnership Messrs. Butters and Millard each have a 5.625% interest in the profits of Lehman Brothers Holdings Inc. in its investment and may have additional indirect interests by virtue of their employment by Lehman Brothers Inc.

ELECTION OF DIRECTORS

     The Board has nominated seven directors for election at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until such director's successor is elected and has duly qualified. Each nominee listed below is currently a director of the Company and was elected by the stockholders of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

Name of Nominees	Age	Year First Became Director
-----------------------------------------------	----------	------------------------------------------------
Peter I. Bijur	61	2003
David J. Butters	63	1989
Marshall A. Crowe	82	1978
Louis S. Gimbel, 3rd	75	1970
Sheldon S. Gordon	68	2001
Robert B. Millard	53	1989
Bruce A. Streeter	55	1997

     Peter I. Bijur serves as a member of the Audit and Compensation Committees. Mr. Bijur is a former Chairman of the Board and Chief Executive Officer of Texaco Inc. He currently serves on the Strategic Advisory Council for the Gas Technology Institute and is a member of the Advisory Board of Proudfoot Consulting Company. He is also active in civic affairs as a member of the Board of Trustees of Middlebury College and Mount Sinai-New York University Health Center.

     David J. Butters is Chairman of the Board and is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., which is a subsidiary of Lehman Brothers Holdings Inc., which may be deemed an affiliate of the Company, where he has been employed for more than the past five years. Mr. Butters is currently a director of the Board of Weatherford International, Inc., Grant Prideco Inc., Trans Montagine Inc. and ACOL Tankers Ltd. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc. (the "Predecessor") from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc. (the "Merger").

     Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada. From 1995 to 2003, Mr. Crowe was also a member of the Governing Board of Law Society of Ontario. Mr. Crowe has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1978 until the Merger. Mr. Crowe is a Canadian citizen.

     Louis S. Gimbel, 3rd is a member of the Executive Committee. He is Chief Executive Officer of S. S. Steiner, Inc., Chairman of the Board of Hops Extract Corporation of American and Manager of Stadelman Fruit LLC. Mr. Gimbel is also a director of the Board of Golden Gate Hop Ranches Inc. and Simon H. Steiner, Hopfen, GbmH. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1970 until the Merger.

     Sheldon S. Gordon is a member of the Audit and Compensation Committees. He is Chairman of Union Bancaire Prive International Holdings, Inc. Mr. Gordon is currently a director of Ametek, Inc., Union Bancaire Prive, Holland Balanced Fund, and New York Eye & Ear Infirmary. Mr. Gordon has served as a director of the Company since February 2001.

     Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., which is a subsidiary of Lehman Brothers Holdings Inc., which may be deemed an affiliate of the Company, where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Weatherford International, Inc. and L-3 Communications Corporation. Mr. Millard has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1989 until the Merger.

     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

Committees and Meetings of Directors

     Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 2003, the Board of Directors met six times, the Audit Committee met eight times, the Compensation Committee met one time and the Executive Committee did not meet. During 2003, each director attended at least 86% of the combined Board of Directors meetings and meetings of committees of the Board on which he served. Messrs. Bijur, Crowe, Gimbel and Gordon have been determined to be independent directors.

Audit Committee

     Messrs. Bijur, Crowe and Gordon are the current members of the Audit Committee. The Board of Directors has determined that all of the Audit Committee members are "independent" as defined in the Nasdaq National Market listing standards applicable to the Company. Mr. Sheldon Gordon, by virtue of his over 40 years of experience in the field of finance and his role as Chairman of Union Bancaire Prive International Holdings, Inc., has been designated as the financial expert within the meaning of Item 401(h) of Regulation S-K (19 C.F.R. Paragraph 229.401(h)). The primary function of the Audit Committee is to:

  make recommendations to the Board concerning the selection and discharge of the Company's independent auditors,

  review professional services performed by the auditors, including the plan and results of their audit engagement and the fees charged for audit, tax and non-audit services by the auditors, and evaluate the Company's system of internal accounting controls.

Compensation Committee

     Messrs. Bijur, Butters, Gordon and Millard are the current members of the Compensation Committee. The functions of the Compensation Committee are:

  to recommend to the Board of Directors the salaries to be paid to the officers of the Company, and administer compensation benefit plans of the Company.

     Messrs. Butters and Millard by virtue of their employment with Lehman Brothers, Inc, are not considered to be independent directors but the Board of Directors, including a majority of the independent directors, has determined that their membership on the Compensation Committee is in the best interests of the Company and it's stockholders based on their knowledge of and experience in compensation practices. The recommendations of the Compensation Committee are approved by the full Board of Directors, including a majority of the independent directors. It is the intent of the Board of Directors to address the composition of the Compensation Committee prior to the next Annual Meeting.

Executive Committee

     Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the full Board of Directors between regularly scheduled meetings of the Board of Directors.

Nominating Committee

     The Board of Directors has no standing Nominating Committee and therefore has not adopted a charter. The Board of Directors has adopted resolutions addressing the nomination process and such matters as may be required under the securities laws. Nominations to the Board of Directors can be advanced by any Board member and must be approved by the full Board of Directors before being appointed to serve as a director prior to standing for election at the next regular meeting of stockholders. The Board of Directors has not adopted a policy with regard to consideration of director candidates recommended by shareholders nor has it adopted specific minimum qualifications, qualities or skills required of Board candidates. Mr. Peter I. Bijur, the only non-incumbent director standing for election, was recommended for appointment to the Board of Directors by a non management director to fill the vacancy created by the death of Norman E. Cohen and unanimously approved by the full Board of Directors in October 2003.

Other Corporate Governance

     The Company does not have a policy with regard to Board of Directors' attendance at the annual meeting. Last year, all members of the Board of Directors attended the annual meeting. The Company does not have a specific process for communications between stockholders and the Board of Directors as it has not had sufficient past interest from stockholders in such communications to warrant implementation of policies and procedures in that regard.

     The Board adopted a Code of Business Conduct and Ethics applicable to all Company employees as well as a Code of Ethics for the Principal Executive Officer and Senior Financial Officers which are attached as Appendices A and B, respectively.

Director Compensation

     Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting of the Board of Directors he attends. In addition, during 2003,a quarterly retainer was paid to each non-employee director of the Company during that quarter. The retainer for the first quarter was $3,125 and for the remaining quarters was $6,250. The Company also has a retainer arrangement with Mr. Butters pursuant to which he receives a retainer of $8,333 per month for serving as Chairman of the Board. The Company also has a retainer arrangement with Mr. Gordon pursuant to which he receives a retainer of $1,250 per quarter for serving as Chairman of the Audit Committee. The Company furnished Messrs. Crowe and Gimbel with a $250,000 life insurance policy through May 2004 and December 2003, respectively.

Deferral Plan

     Under our executive deferred compensation plan (the "EDC Plan") each director may elect to defer up to 100% of any fees paid by us for distribution after retirement or resignation from the Board of Directors. Under the EDC Plan, deferred compensation can be used to purchase Common Stock or may be retained by the Company and earn interest at Prime plus 2%. The first 7.5% of compensation deferred must be used to purchase Common Stock and may be matched by the Company. The matching portion vests prorata over five years based on the individual director's years of service on the Board of Directors. We have established a "Rabbi" trust to fund the stock portion of benefits under the EDC Plan. The funds provided to the trust are invested by a trustee independent of the Company in Common Stock, which is purchased by the trustee on the open market. The assets of the trust are available to satisfy the claims of all general creditors of the Company in the event of bankruptcy or insolvency. Distributions from the plan are made according to the directors' election Common Stock for that portion deferred in Common Stock and in cash for that portion retained by the Company in the Prime plus 2% account. Total compensation paid in 2003 to the non-employee directors who have been nominated for election in 2004, including director fees and retainers insurance premium and matching under the EDC Plan area follows:

Name	Compensation	EDC Matching	Other	Total
--------------------------	-------------------	---------------	-----------	-----------
Peter I. Bijur	$ 8,250	$ 1,238	$ —	$ 9,488
David J. Butters	134,375	20,156	—	154,531
Marshall A. Crowe	33,875	—	30,396	64,271
Louis S. Gimbel, 3rd	27,875	4,181	—	32,056
Sheldon S. Gordon	38,125	7,569	—	45,694
Robert B. Millard	27,375	4,106	—	31,481

     In 2005, the Company expects to award each of the Company's directors options to purchase Common Stock pursuant to provisions of the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). Mr. Bijur received 20,000 options to purchase shares in October 2003 when he was appointed as a director of the Company. As of March 15, 2004, there were 269,138 option shares outstanding under the Director Plan and 360,000 shares available for grant under the Director Plan.

Required Vote for Election of Directors

     Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

THE COMPANY RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company is or was an officer or employee of the Company or had any relationship requiring disclosure under applicable rules, except that Mr. Butters has a retainer arrangement with the Company described above pursuant to which Mr. Butters receives $8,333 per month for serving as Chairman of the Board of the Company. In 2003, Mr. Butters received $134,375 in director fees and retainers. During the 2003 fiscal year, no executive officer of the Company served as (a) a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (b) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (c) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS AND COMPENSATION

     The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors.

Name	Position	Age
-------------------------------	--------------------------------------------------------------	------------
Bruce A. Streeter	President and Chief Operating Officer	55
Edward A. Guthrie	Executive Vice President - Finance, Chief Financial Officer, Secretary and Treasurer	59
John E. (Gene) Leech	Executive Vice President - Operations	51
David D.E. Kenwright	Vice President - North Sea Operations	57
Kevin D. Mitchell	Controller and Assistant Secretary	35

     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

     Edward A. Guthrie was elected Executive Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company in July 1999. Prior to that date, Mr. Guthrie served in a number of capacities with Cliffs Drilling Company ("Cliffs") and its former parent company for a period of 25 years, most recently serving as Vice President-Finance and Chief Financial Officer prior to Cliffs' merger with R&B Falcon Corporation.

     John E. (Gene) Leech was named Executive Vice President - Operations of the Company in February 2001 after having served as Vice President - Operations from January 1997. He served as Vice President of the Predecessor's Marine Division from its formation in November 1990 until the Merger. Prior to November 1990, Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.

     David D.E. Kenwright was elected Vice President-North Sea Operations in May 2001. Mr. Kenwright became the Managing Director of the Company's North Sea subsidiary in January 2001, having previously held the post of Division Manager from January 1, 1994, following GulfMark's acquisition of BP Shipping's ("BP") offshore support vessel fleet. Prior to joining the Company, Mr. Kenwright was employed by BP for a period of 28 years, during which time he held various technical and commercial posts, the last of which was Division Manager of their offshore support vessel fleet.

     Kevin D. Mitchell was elected Controller and Assistant Secretary of the Company in January 1997. He served as Controller and Assistant Secretary of the Predecessor from September 1996 until the Merger. Prior to that, Mr. Mitchell served as Controller for one year with E-Stamp Corporation, a start-up software company, having previously completed five years with Arthur Andersen LLP.

     The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2003 was as follows:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
	----------------------------------------------------------------------				--------------------------------------
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options	All Other Compensation(4)
---------------------------------------	--------	------------	--------------	---------------------	--------------	-----------------	------------------------
Bruce A. Streeter President and Chief Operating Officer	2003	$250,000	$ —	$ 38,537	$140,000(3)	—	$ 4,273
	2002	235,000	160,000	36,029	—	70,000	4,522
	2001	225,000	180,000	22,194	—	70,000	4,204
Edward A. Guthrie Executive Vice President - Finance, Chief Financial Officer, Secretary, and Treasurer	2003	$200,000	$ —	$ 44,986	$ 70,000(3)	—	$ 3,583
	2002	195,000	90,000	42,750	—	36,000	3,477
	2001	190,000	90,000	17,813	—	36,000	3,346
John E. (Gene) Leech Executive Vice President - Operations	2003	$185,000	$ —	$ 43,500	$ 70,000(3)	—	$ 4,475
	2002	180,000	105,000	46,890	—	40,000	4,522
	2001	170,000	120,000	17,622	—	36,000	4,234
David D.E. Kenwright Vice President - North Sea Operations	2003	$146,696	$ —	$ 17,791	$ 42,000(3)	—	$ 10,111
	2002	130,965	65,000	7,394	—	20,000	9,026
	2001	117,597	50,000	17,344	—	10,000	8,105
Kevin D. Mitchell Controller and Assistant Secretary	2003	$100,000	$ —	$ 17,250	$ 10,500(3)	—	$ 365
	2002	98,000	15,000	17,700	—	15,000	1,310
	2001	93,500	20,000	8,766	—	14,000	1,668

      (1) Bonus amounts, if any, for 2003 are not yet determined.

      (2)Other Annual Compensation includes personal use of Company vehicles and the matching of amounts by the Company under the EDC Plan. Under the EDC Plan, each officer may elect to defer up to 50% of salary and a minimum of 10% of bonus paid by the Company for distribution after retirement, resignation from the Company, or death. As of December 31, 2003, Messrs. Streeter, Guthrie, Leech, Kenwright, and Mitchell had 9,291, 10,271, 10,268, 9,369 and 4,365 shares of Common Stock allocated to their respective accounts.

     (3)Dividends will be paid on restricted stock awards prior to vesting, if declared. The aggregate number and value of restricted stock awards outstanding as of December 31, 2003 are set forth in the "Restricted Stock Awards" table on page 12. All restricted stock awards listed herein vest on March 8, 2006.

     (4)All other 2003 compensation includes the following:

Name	Retirement Contributions	Life Insurance Policy Premiums	Other Insurance Premiums	Total
----------------------------	--------------	---------------	-----------	-----------
Bruce A. Streeter	$ 2,400	$ 1,243	$ 630	$ 4,273
Edward A. Guthrie	2,400	709	474	3,583
John E. (Gene) Leech	2,400	1,445	630	4,475
David D.E. Kenwright	8,802	1,309	—	10,111
Kevin D. Mitchell	—	—	365	365

     A subsidiary of the Company has entered into employment agreements with Messrs. Streeter and Guthrie. Effective as of July 1, 2003, Mr. Streeter is entitled to be employed as President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $250,000 for each year during the three year term of his agreement. Effective July 6, 2003, Mr. Guthrie is entitled to be employed as a Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries and to receive an annual salary of not less than $200,000 for each year during the two year term of his agreement. In addition to annual salary, Messrs. Streeter and Guthrie may receive a discretionary bonus. Prior to a change of control of the Company or after twelve months after a change of control of the Company, any termination of Messrs. Streeter's or Guthrie's employment without cause, or their respective resignations in certain circumstances, would entitle the terminated or resigning officer to the payment of his annual salary for the time remaining under the term of his employment agreement and the proportionate share of his annualized bonus for the previous fiscal year for the time remaining under the term of his employment agreement, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination. Within twelve months after a change of control of the Company, any termination of Messrs. Streeter's or Guthrie's employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination, less any amount paid under the agreement upon the change of control. Upon a change of control of the Company, Mr. Streeter would be entitled to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year. Pursuant to the agreements, the Company is responsible for the payment and performance of the subsidiary's obligations under the agreements.

RESTRICTED STOCK AWARDS

	Individual Awards
	---------------------------------
Name	Number of Shares Awarded(1)	Market Value at December 31, 2003
----------------------------------	------------------------------------	--------------------------------------
Bruce A. Streeter	10,000	$140,000
Edward A. Guthrie	5,000	70,000
John E. (Gene) Leech	5,000	70,000
David D.E. Kenwright	3,000	42,000
Kevin D. Mitchell	750	10,500

      (1)Restrictions lapse on March 8, 2006.

     The following table represents the total number of options to purchase Common Stock held by the named executive officers of the Company at December 31, 2003. No options or SAR grants were made by the Company to the named executive officers during 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(1)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/SARs at Fiscal Year End Exercisable/ Unexercisable(1)
--------------------------------	----------	-------------	------------------------	-------------------------
Bruce A. Streeter	—	$ —	441,286 / 23,334	$2,217,651 / —
Edward A. Guthrie	—	$ —	140,000 / 12,000	$ 502,186 / —
John E. (Gene) Leech	—	$ —	207,978 / 13,334	$1,003,738 / —
David D.E. Kenwright	—	$ —	23,332 / 6,668	$ — / —
Kevin D. Mitchell	1,000	$ 14,207	71,656 / 5,000	$ 344,476 / —

      (1)Value based on the difference between the market value of the Common Stock on December 31, 2003 ($14.00) and the exercise price. The actual value, if any, of the unexercised option will be dependent upon the market price of Common Stock at the time of exercise.

     Non-employee directors of the Company also own outstanding options to purchase shares of Common Stock, as further described under the caption "Election of Directors-Director Compensation".

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report.

     We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with management and have discussed with Ernst & Young LLP, independent public accountants, our independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended or supplemented with respect to those statements.

     We have received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Ernst & Young its independence in connection with its audit of our most recent financial statements.

     Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     We also reviewed with Ernst & Young and our management the various fees that we have paid to Ernst & Young during 2001, 2002 and 2003 for services they rendered in connection with our annual audits, audit related fees, tax fees and other fees. Audit fees were essentially unchanged while audit-related fees paid to Ernst & Young were lower during 2003 due to the additional work done in support of our Norwegian operation in 2002 and work required on our stock offering completed in March of 2002.

     Fees paid to Ernst & Young during 2003 for tax services decreased primarily due to a reduction in services provided relating to various international tax issues including expansion into new tax jurisdictions.

     Other fees are related to the approval and implementation of the U.K. Employee Stock Purchase Plan.

     The following is a summary of the fees paid to Ernst & Young for year-end audit work and other services performed during 2003:

	Fiscal Year Ended December 31
	---------------------------------------
	2003	2002
	-------------	-------------
Audit Fees	$187,000	$186,118
Audit Related Fees	—	98,640
Tax Fees	44,236	106,131
Other Fees	51,649	—
	-------------	------------
Total	$282,885	$390,889
	========	========

     The Audit Committee approves all audit and tax services provided by the Company's independent auditor prior to the engagement of the independent auditor with respect to such services. The Audit Committee's pre-approval policy provides for pre-approval of specifically described audit related and other services by the Chairman of the Audit Committee with respect to the permitted services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X. The Audit Committee concluded that the provision of non-audit services by Ernst & Young was compatible with maintaining auditor independence.

     The Board of Directors has adopted a written charter for the Audit Committee which is updated from time to time. A copy of this charter is attached to this proxy statement as Appendix C.

Sheldon S. Gordon, Chairman of Audit Committee
Peter I. Bijur, Audit Committee Member
Marshall Crowe, Audit Committee Member

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of GulfMark Offshore, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 2003 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Philosophy

     The executive compensation program of the Company has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles, the Compensation Committee seeks to:

  Reward executives for long-term strategic management and the enhancement of stockholder value;

  Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

  Integrate compensation programs with the short and long-term strategic plans of the Company;

  Attract and retain key executives critical to the long-term success of the Company; and

  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

Compensation Program Components

     The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's top three executive officers. The particular elements of the compensation programs for such persons are set forth in more detail below.

     Employment Agreements - A subsidiary of the Company has entered into Employment Agreements with the Company's President and Executive Vice President - Finance. The purpose of the Employment Agreements are: (i) to assure that the Company will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control; (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control; and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations.

     Base Salary - Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

     Performance Bonus - The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses are determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations for which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

     Incentive Equity Plan - The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility to overall stockholder value. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment, on two occasions in 1996, after the successful completion of the spin-off in 1997, and again in the years 1998-2002.

Discussion of 2003 Compensation for the Executive Officers

     The Company does not have a Chief Executive Officer. Mr. Bruce Streeter serves as the President and Chief Operating Officer of the Company. The base salary for Mr. Streeter was increased in 2003 after a review of comparable salaries of executives in the offshore transportation industry as well as the salaries of executives of similar sized companies in the oil service industry.

     The base salary for Mr. Guthrie, Executive Vice President - Finance, Secretary and Treasurer, was increased in 2003 based on the Committee's understanding of ranges of compensation for financial executives of companies similar in size and complexity to the Company.

     The base salary for Mr. Leech, Executive Vice President - Operations, was increased in 2003 based on individual performance, the size of the Company's operations, as well as a review of compensation for executives in similar positions with industry peers.

     The compensation committee will consider performance bonuses, if any, to be awarded to the executives for 2003 at or before the Board of Directors meeting currently scheduled for May 2004.

Tax Considerations

     During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.

Summary

     After review of the Company's existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Compensation Committee of the Board of Directors:

Peter I. Bijur
David J. Butters
Sheldon S. Gordon
Robert B. Millard

PERFORMANCE GRAPH

     The following performance graph and table compare the cumulative return on the Company's Common Stock to the Dow Jones Total Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Atwood Oceanics Inc., Baker Hughes Inc., BJ Services Co., Cooper Cameron Corp., Core Laboratories N.V., Diamond Offshore Drilling Inc., ENSCO International Inc., FMC Technologies Inc., Global Industries Ltd., GlobalSantaFe Corp., Grant Prideco Inc., Grey Wolf Inc., Halliburton Co., Hanover Compressor Co., Helmerich & Payne Inc., Input/Output Inc., Key Energy Services Inc., Lone Star Technologies Inc., Maverick Tube Corp., McDermott International Inc., Nabors Industries Ltd., National-Oilwell Inc., Newpark Resources Inc., Noble Corp., Oceaneering International Inc., Offshore Logistics Inc., Parker Drilling Co., Patterson -UTI Energy Inc., Pride International Inc., Rowan Cos. Inc., Schlumberger Ltd., Seacor Holdings Inc., Smith International Inc., Superior Energy Services Inc., Tidewater Inc., Transocean Inc., Varco International Inc., Veritas DGC Inc., and Weatherford International Inc.) for the periods indicated. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at December 31, 1997 (A), for the Company's Common Stock and December 31, 1997 for each index.

Comparison of Cumulative Total Return
	1998	1999	2000	2001	2002	2003
	------	------	------	------	------	------
GulfMark Offshore, Inc.	100	93	180	180	187	178
Dow Jones Total Market Index	100	123	111	98	76	100
Dow Jones Oilfield Equipment and Services Index	100	152	226	156	143	164

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2003 fiscal year were complied with.

PROPOSAL TO RATIFY INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has recommended the reappointment of Ernst & Young LLP ("Ernst & Young") to examine the financial statements of the Company for fiscal year 2004. Ernst & Young has served as the Company's auditors since the year ended December 31, 2000, after replacing Arthur Andersen LLP. The decision to change the Company's independent public accountants was recommended by the Company's Audit Committee and approved by the Board of Directors. This action was ratified by the stockholders on May 18, 2000, at the annual stockholders' meeting.

     Ernst & Young's reports on the Company's financial statements for the year ended December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the year ended December 31, 2001, 2002 and 2003, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     In addition to audit services, Ernst & Young also provided certain non-audit services to the Company in 2003. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young and determined that it is. A representative of Ernst & Young will be available to respond to appropriate questions and to make a statement if they so desire.

AUDIT FEES

     Audit fees billed for the last two fiscal years for professional services rendered by Ernst & Young, the Company's principal accountant, are set forth on the table on page 13 included in the Audit Committee Report herein.

THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSALS BY STOCKHOLDERS

     The Company currently anticipates that its 2005 Annual Meeting will be held May 10, 2005. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company no later than December 3, 2004. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in the Company's proxy statement and form of proxy related to the meeting and should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement. If notice of any stockholder proposal not eligible for inclusion in the Company's proxy statement and form of proxy is given to the Company after February 15, 2005, then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such meeting.

OTHER BUSINESS

     The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.

                                                                                                    By Order of the Board of Directors

                                                                                                    /s/ Edward A. Guthrie
                                                                                                    Edward A. Guthrie
                                                                                                    Secretary

Houston, Texas
Date:    April 2, 2004

Appendix A

GULFMARK OFFSHORE, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Statement by Chairman of the Board

     Ethics are important to GulfMark Offshore, Inc. ("GULFMARK") and each of its employees. GULFMARK is committed to the highest ethical standards and to conducting its business with the highest level of integrity. I believe this commitment is at the core of the values that make GULFMARK great.

     An uncompromising adherence to ethical excellence is integral to creating and sustaining a premier marine service company culture at GULFMARK. It provides the necessary strong foundation on which a premier marine service company is built and on which it can grow and prosper.

     Each GULFMARK employee is responsible for the consequences of his or her actions. We must each be the guardian of GULFMARK's ethics.

     Leaders in GULFMARK have the extra responsibility of setting an example by their personal performance and an attitude that conveys our ethical values. That example leads us to treat everyone - employees, clients, prospects, vendors and competitors - with honesty and respect.

     If you are unsure of the appropriate action, take advantage of our open door, informal environment and raise your concerns with management or, if you are still uncomfortable, follow the processes outlined in this Code of Business Conduct & Ethics.

David J. Butters
Chairman of the Board of Directors

GULFMARK OFFSHORE, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Ethics

     GULFMARK and each of its employees, wherever they may be located, must conduct their affairs with uncompromising honesty and integrity. Business ethics are no different than personal ethics. The same high standard applies to both. As a GULFMARK employee you are required to adhere to the highest standard regardless of local custom.

     Employees are expected to be honest and ethical in dealing with each other, with clients, vendors and all other third parties. Doing the right thing means doing it right every time.

     You must also respect the rights of your fellow employees and third parties. Your actions must be free from discrimination, libel, slander or harassment. Each person must be accorded equal opportunity, regardless of age, race, sex, sexual preference, color, creed, religion, national origin, marital status, veteran's status, handicap or disability.

     Misconduct cannot be excused because it was directed or requested by another. In this regard, you are expected to alert management whenever an illegal, dishonest or unethical act is discovered or suspected. You will never be penalized for reporting your discoveries or suspicions.

     GULFMARK conducts its affairs consistent with the applicable laws and regulations of the countries where it does business. Business practices, customs and laws differ from country to country. When conflicts arise between GULFMARK's ethical practices, and the practices, customs, and the laws of a country, GULFMARK seeks to resolve them consistent with its ethical beliefs. If the conflict cannot be resolved consistent with its ethical beliefs, GULFMARK will not proceed with the proposed action giving rise to the conflict. These ethical standards reflect who we are and are the standards by which we choose to be judged.

     The following statements concern frequently raised ethical concerns. A violation of the standards contained in this Code of Business Conduct & Ethics will result in corrective action, including possible dismissal.

Conflicts of Interest

     You must avoid any personal activity, investment or association which could appear to interfere with good judgment concerning GULFMARK's best interests. You may not exploit your position or relationship with GULFMARK for personal gain. You should avoid even the appearance of such a conflict. For example, there is a likely conflict of interest if you:

  cause GULFMARK to engage in business transactions with relatives or friends;

  use nonpublic GULFMARK, client or vendor information for personal gain by you, relatives or friends (including securities transactions based on such information);

  have a financial interest in GULFMARK's vendors, clients or competitors;

  receive a loan, or guarantee of obligations, from GULFMARK or a third party as a result of your position at GULFMARK; or

  compete, or prepare to compete, with GULFMARK while still employed by GULFMARK.

     There are other situations in which a conflict of interest may arise. If you have concerns about any situation, follow the steps outlined in the Section on "Reporting Ethical Violations."

Gifts, Bribes and Kickbacks

     Other than for modest gifts given or received in the normal course of business (including travel or entertainment), neither you nor your relatives may give gifts to, or receive gifts from, GULFMARK's clients and vendors. Other gifts may be given or accepted only with prior approval of senior management. In no event should you put GULFMARK or yourself in a position that would be embarrassing if the gift was made public.

     Dealing with government employees is often different than dealing with private persons. Many governmental bodies strictly prohibit the receipt of any gratuities by their employees, including meals and entertainment. You must be aware of and strictly follow these prohibitions.

     Any employee who pays or receives bribes or kickbacks will be immediately terminated and reported, as warranted, to the appropriate authorities. A kickback or bribe includes any item intended to improperly obtain favorable treatment.

Loans

     You may not request or accept a loan or payroll advance from GULFMARK.

Improper Use or Theft of GULFMARK Property

     Every employee must safeguard GULFMARK property from loss or theft, and may not take such property for personal use. GULFMARK property includes confidential information, software, computers, office equipment, and supplies. You must appropriately secure all GULFMARK property within your control to prevent its unauthorized use. Use of GULFMARK's communications systems must conform with GULFMARK's Information Systems Use Policy which, among other things, precludes using such systems to access or post material that: is pornographic, obscene, sexually-related, profane or otherwise offensive; is intimidating or hostile; or violates GULFMARK policies or any laws or regulations. Employees may make limited non-business use of GULFMARK's electronic communications systems, provided that such use: (i) is occasional; (ii) does not interfere with the employee's professional responsibilities; (iii) does not diminish productivity; and (iv) does not violate this Policy or GULFMARK's Information Systems Use Policy.

Covering Up Mistakes; Falsifying Records

     Mistakes should never be covered up, but should be immediately fully disclosed and corrected. Falsification of any GULFMARK, client or third party record is prohibited.

Protection of GULFMARK, Client or Vendor Information

     You may not use or reveal GULFMARK, client or vendor confidential or proprietary information to others. Additionally, you must take appropriate steps - including securing documents, limiting access to computers and electronic media, and proper disposal methods - to prevent unauthorized access to such information. Proprietary and/or confidential information, among other things, includes: business methods, pricing and marketing data, strategy, computer code, screens, forms, experimental research, information about, or received from, GULFMARK's current, former and prospective clients, vendors and employees.

Gathering Competitive Information

     You may not accept, use or disclose the confidential information of our competitors. When obtaining competitive information, you must not violate our competitors' rights. Particular care must be taken when dealing with competitors' clients, ex-clients and ex-employees. Never ask for confidential or proprietary information. Never ask a person to violate a non-compete or non-disclosure agreement. If you are uncertain, contact the Executive Vice President & CFO.

Sales: Defamation and Misrepresentation

     Aggressive selling should not include misstatements, innuendo or rumors about our competition or their vessels and financial condition. Do not make unsupportable promises concerning GULFMARK's vessels or services.

Use of GULFMARK and Third Party Software

     GULFMARK and third party software may be distributed and disclosed only to employees authorized to use it, and to clients in accordance with terms of a GULFMARK agreement.

     GULFMARK and third party software may not be copied without specific authorization and may only be used to perform assigned responsibilities.

     All third-party software must be properly licensed. The license agreements for such third party software may place various restrictions on the disclosure, use and copying of software.

Developing Software

     Employees involved in the design, development, testing, modification or maintenance of GULFMARK software must not tarnish or undermine the legitimacy and "cleanliness" of GULFMARK's products by copying or using unauthorized third party software or confidential information. You may not possess, use or discuss proprietary computer code, output, documentation or trade secrets of a non-GULFMARK party, unless authorized by such party. Intentional duplication or emulation of the "look and feel" of others' software is not permissible.

Fair Dealing

     No GULFMARK employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

Fair Competition and Antitrust Laws

     GULFMARK must comply with all applicable fair competition and antitrust laws. These laws attempt to ensure that businesses compete fairly and honestly and prohibit conduct seeking to reduce or restrain competition. If you are uncertain whether a contemplated action raises unfair competition or antitrust issues, the Executive Vice President & CFO can assist you.

Securities Trading

     It is usually illegal to buy or sell securities using material information not available to the public. Persons who give such undisclosed "inside" information to others may be as liable as persons who trade securities while possessing such information. Securities laws may be violated if you, or any relatives or friends trade in securities of GULFMARK, or any of its clients or vendors, while possessing "inside" information. You must comply with the Trading of Company Securities Policy (A-01) and to the extent you are uncertain of any action, the Executive Vice President & CFO can assist you.

Political Contributions

     No company funds may be given directly to political candidates. You may, however, engage in political activity with your own resources on your own time.

Retention of Business Records

     GULFMARK business records must be maintained for the periods specified in the GULFMARK Records Retention Policy. Records may be destroyed only at the expiration of the pertinent period. In no case may documents involved in a pending or threatened litigation, government inquiry or under subpoena or other information request, be discarded or destroyed, regardless of the periods specified in the Records Retention Policy. In addition, you may never destroy, alter, or conceal, with an improper purpose, any record or otherwise impede any official proceeding, either personally, in conjunction with, or by attempting to influence, another person.

Waivers

     The Code of Business Conduct & Ethics applies to all GULFMARK employees and its Board of Directors. There shall be no waiver of any part of the Code, except by a vote of the Board of Directors or a designated committee, which will ascertain whether a waiver is appropriate and ensure that the waiver is accompanied by appropriate controls designed to protect GULFMARK.

Reporting Violations

     Your conduct can reinforce an ethical atmosphere and positively influence the conduct of fellow employees. If you are powerless to stop suspected misconduct or discover it after it has occurred, you must report it to the appropriate level of management at your location.

     If you are still concerned after speaking with your local management or feel uncomfortable speaking with them (for whatever reason), you should contact the Executive Vice President and CFO and/or President. If your are reluctant to contact them, you should (anonymously, if you wish) send a detailed note, with relevant documents to the Audit Committee of GULFMARK's Board of Directors with relevant documents through GULFMARK'S service provider at www.wb-resources.com and use 6032 as the company id.

     Your calls, detailed notes and/or emails will be dealt with confidentially. You have the commitment of GULFMARK and of the Audit Committee of GULFMARK's Board of Directors that you will be protected from retaliation.

Conclusion

     In the final analysis you are the guardian of GULFMARK's ethics. While there are no universal rules, when in doubt ask yourself:

  Will my actions be ethical in every respect and fully comply with the law and with GULFMARK policies?

  Will my actions have the appearance of impropriety?

  Will my actions be questioned by my supervisors, employees, clients, family and the general public?

  Am I trying to fool anyone, including myself, as to the propriety of my actions?

     If you are uncomfortable with your answer to any of the above, you should not take the contemplated actions without first discussing them with your local management. If you are still uncomfortable, please follow the steps outlined above in the Section on "Reporting Violations."

     Any employee who ignores or violates any of GULFMARK's ethical standards, and any manager who penalizes a subordinate for trying to follow these ethical standards, will be subject to corrective action, including immediate dismissal. However, it is not the threat of discipline that should govern your actions. We hope you share our belief that a dedicated commitment to ethical behavior is the right thing to do, is good business, and is the surest way for GULFMARK to become and remain a premier marine service company.

Appendix B

GULFMARK OFFSHORE, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

     GulfMark Offshore, Inc. ("GULFMARK") expects the highest possible ethical conduct from its principal executive officer and senior financial officers. Your full compliance with this Code and with GULFMARK's Code of Business Conduct and Ethics is mandatory. You are expected (i) to foster a culture of transparency, integrity and honesty, and (ii) to ensure that everyone in your organization also fully complies with this Code.

     In accordance with the rules of the U.S. Securities and Exchange Commission, any change to, or waiver of, this Code must be immediately publicly disclosed.

Conflicts of Interest

     You must avoid any personal activity, investment or association that could appear to interfere with good judgment concerning GULFMARK's best interests. You may not exploit your position or relationship with GULFMARK for personal gain. You should avoid even the appearance of such a conflict. For example, there is a likely conflict of interest if you:

  cause GULFMARK to engage in business transactions with relatives or friends;

  use nonpublic GULFMARK, client or vendor information for personal gain by you, relatives or friends (including securities transactions based on such information);

  have a financial interest in GULFMARK's vendors, clients or competitors;

  receive a loan, or guarantee of obligations, from GULFMARK or a third party as a result of your position at GULFMARK; or

  compete, or prepare to compete, with GULFMARK while still employed by GULFMARK.

     There are other situations in which a conflict of interest may arise. If you have concerns about any situation, follow the steps outlined in the Section on "Reporting Violations."

     As a GULFMARK principal executive officer or senior financial officer, it is imperative that you avoid any investment, interest or association that interferes, might interfere, or might appear to interfere, with your independent exercise of judgment in GULFMARK's best interests.

     Engaging in any conduct that represents a conflict of interest is strictly prohibited.

Accurate Periodic Reports

     As you are aware, full, fair, accurate, timely and understandable disclosures in GULFMARK's periodic reports is legally required and is essential to the success of its business. You must exercise the highest standard of care in preparing such reports in accordance with the following guidelines:

  All GULFMARK accounting records, as well as reports produced from those records, must be in accordance with the laws of each applicable jurisdiction.

  All records must fairly and accurately reflect the transactions or occurrences to which they relate.

  All records must fairly and accurately reflect, in reasonable detail, GULFMARK's assets, liabilities, revenues and expenses.

  GULFMARK's accounting records must not contain any false or intentionally misleading entries.

  No transactions should be intentionally misclassified as to accounts, departments or accounting periods.

  All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

  No information should be concealed from the internal auditors or the independent auditors.

  Compliance with GULFMARK's system of internal accounting controls is required.

Compliance

     You are expected to comply with both the letter and spirit of all applicable governmental laws, rules and regulations.

     If you fail to comply with this Code, with GULFMARK's Code of Business Conduct and Ethics, and/or with any applicable laws, you will be subject to disciplinary measures, up to and including immediate discharge from GULFMARK.

Reporting Violations

     Your conduct can reinforce an ethical atmosphere and positively influence the conduct of fellow associates. If you are powerless to stop suspected misconduct or discover it after it has occurred, you must report it to the Executive Vice President and CFO and/or President.

     If your are reluctant to contact them, you should contact the Chairman of the Audit Committee directly or, anonymously, if you wish, send a detailed note to the Audit Committee of GULFMARK's Board of Directors with relevant documents through GULFMARK'S service provider at www.wb-resources.com and use 6032 as the company id.

     Your calls, detailed notes and/or emails will be dealt with confidentially. You have the commitment of GULFMARK and of the Audit Committee of GULFMARK's Board of Directors that you will be protected from retaliation.

Conclusion

     In the final analysis you are the guardian of GULFMARK's ethics. While there are no universal rules, when in doubt ask yourself:

  Will my actions be ethical in every respect and fully comply with the law and with GULFMARK policies?

  Will my actions have the appearance of impropriety?

  Will my actions be questioned by my supervisors, associates, clients, family and the general public?

  Am I trying to fool anyone, including myself, as to the propriety of my actions?

     If you are uncomfortable with your answer to any of the above, you should not take the contemplated actions without first discussing them with your local management. If you are still uncomfortable, please follow the steps outlined above in the Section on "Reporting Violations."

     Any employee who ignores or violates any of GULFMARK's ethical standards, and any manager who penalizes a subordinate for trying to follow these ethical standards, will be subject to corrective action, including immediate dismissal. However, it is not the threat of discipline that should govern your actions. GULFMARK expects you to share its belief that a dedicated commitment to ethical behavior is the right thing to do, is good business, and is the surest way for GULFMARK to remain a premier marine service company.

Appendix C

GULFMARK OFFSHORE, INC.

AUDIT COMMITTEE CHARTER

Organization

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

     The function of the audit committee is oversight. The Company's management is responsible for (i) the preparation, presentation and integrity of the Company's financial statements, (ii) the maintenance of appropriate accounting and financial reporting principles and policies and (iii) the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the audit committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the audit committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the audit committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the audit committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company's Board). In addition, the evaluation of the Company's financial statements by the audit committee is not of the same scope as, and does not involve the extent of detail as, audits performed by independent accountants, nor does the audit committee's evaluation substitute for the responsibilities of the Company's management for preparing, or the independent accountants for auditing, the financial statements.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

GULFMARK OFFSHORE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of GulfMark Offshore, Inc. ("GulfMark") hereby appoints David J. Butters and Robert B. Millard, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held on May 10, 2004, at 1:00 p.m., EDT, at the Benjamin Hotel, Morrison Room, 125 East 50th Street, New York, New York 10022, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 2, 2004:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GULFMARK OFFSHORE, INC.

MAY 10, 2004

Please date, sign, and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [  X  ]

1.  Election of Directors

NOMINEES:
--------------------------
David J. Butters
Peter I. Bijur
Marshall A. Crowe
Louis S. Gimbel, 3rd
Sheldon S. Gordon
Robert B. Millard
Bruce A. Streeter

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
--------------------------	------------------------	-----------------------------

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [     ]

2.  To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
---------	------------	-------------

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" all Proposals listed. Receipt of the Proxy Statement dated April 2, 2004 is hereby acknowledged.

PLEASE MARK, SIGN DATE AND RETURN USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account my not be submitted via this method. [     ]

Signature of Stockholder ____________________________                Date: _____________

Signature of Stockholder ____________________________                Date: _____________

Note: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.